As filed with the Securities and Exchange Commission on June 27, 2001
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

WALKER INTERACTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2862954
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

303 Second Street, Three North
San Francisco, California    94107
(Address of principal executive offices, including zip code)

1992 Employee Stock Purchase Plan, as Amended
 (Full title of the Plans)

Frank M. Richardson
Chief Executive Officer
Walker Interactive Systems, Inc.
303 Second Street, Three North
San Francisco, CA 94107
(415) 495-8811

(Name, address, including zip code, and telephone number,
including area code,
of agent for service)

Copies to:
Alan C. Mendelson, Esq.
Latham & Watkins
135 Commonwealth Drive
Menlo Park, CA 94025
(650) 328-4600

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	750,000 shares	$ 0.66	$ 495,000.00	$ 123.75

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Walker Interactive Systems, Inc. 1992 Employee Stock Purchase Plan.

(2) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Walker Interactive Systems, Inc. 1992 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Walker Interactive Systems, Inc.'s ("Registrant" or "Company") Common Stock as reported on the Over the Counter Bulletin Board on June 22, 2001.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement is filed solely to register an additional 750,000 shares of our common stock reserved for issuance under our 1992 Employee Stock Purchase Plan, which increase was approved by our Board of Directors on February 13, 2001 and our stockholders on May 17, 2001.

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001 (File No. 000-19872), including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2001 Annual Meeting of Stockholders, filed with the Commission on April 17, 2001.
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 11, 2001 (File No. 000-19872).
  The contents of Registration Statements on Form S-8, Nos. 33-46721, 33- 64426, 333-02942, 333-57199 and 333-85677 filed with the Securities and Exchange Commission on March 31, 1992, June 14, 1993, April 2, 1996, June 19, 1998 and August 20, 1999, respectively.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, each of our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of our Amended and Restated Certificate of Incorporation is to eliminate the rights of us and our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of us or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that we shall indemnify to the fullest extent permitted by law our directors, officers and employees and persons serving at any other enterprise as a director, officer or employee at our request against losses incurred by any such person by reason of the fact that such person was acting in such capacity; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and officers; and provided further, that we shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required by law, (ii) the proceeding was authorized by our board of directors, or (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested to us under Delaware law.

In addition, we have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such persons against expenses (including attorneys' fees), witness fees, damages, judgments, fines and certain amounts paid in settlement and any other amounts that such indemnified person becomes legally obligated to pay because of any claims or claims made against or by such indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of us) to which such indemnified person was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such indemnified person is, was or at any time becomes a director, officer, employee or other agent of us, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, so long as (i) such indemnified person's conduct was not knowingly fraudulent, deliberately dishonest or constituted willful misconduct, (ii) such indemnified person's conduct did not constitute a breach of his or her duty of loyalty to us or resulted in any personal profit or advantage to which such indemnified person was not legally entitled, (iii) payment of the amount to be indemnified was not actually made to such indemnified person under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, (iv) indemnification is lawful (providing, however, that we and such indemnified person have been advised that the Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is therefore unenforceable and that claims for such indemnification should be submitted to appropriate courts of adjudication), and (v) if the proceeding is initiated by such indemnified person, such indemnification is expressly required by law, the proceeding was authorized by our board of directors, such indemnification is provided by us, in our sole discretion, pursuant to the powers vested to us under Delaware law, or the proceeding is initiated to enforce any right to indemnification or advances granted by such indemnification agreement. The agreements also provide that such indemnified persons will be entitled to an advance of expenses to meet the obligations indemnified against as set forth above.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits.

See Index to Exhibits on page ??.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

(b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 27, 2001.

WALKER INTERACTIVE SYSTEMS, INC.

By:	/s/ Frank M. Richardson

Name: Frank M. Richardson
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank M. Richardson and Stanley V. Vogler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David C. Wetmore David C. Wetmore	Chairman of the Board of Directors	June 27, 2001
/s/ Frank M. Richardson Frank M. Richardson	Chief Executive Officer, Director	June 27, 2001
/s/ Stanley V. Vogler Stanley V. Vogler	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2001
/s/ Richard C. Alberding Richard C. Alberding	Director	June 27, 2001
/s/ Tania Amochaev Tania Amochaev	Director	June 27, 2001
/s/ William A. Hasler William A. Hasler	Director	June 27, 2001

EXHIBIT INDEX

Sequential Number	Exhibit Description	Page Number
5.1	Opinion of Latham & Watkins
23.1	Independent Auditors' Consent
23.2	Consent of Latham & Watkins (included in Exhibit 5.1
24	Power of Attorney (included in the signature page to this registration statement)
99.1	1992 Employee Stock Purchase Plan, as amended